POWER OF ATTORNEY

I, Anthony R. Goland ("Grantor"), hereby confirm, constitute and appoint each of Darren Zeidel, Julie
Cho, and Matthew Cavanaugh, or any of them signing singly, and with full power of substitution, as the true and lawful attorney-in-fact of Grantor to:

1.	prepare, execute in Grantor's name and on Grantor's behalf, and submit to the
United
States Securities and Exchange Commission (the "SEC") a Form ID, including amendments
thereto, and any other documents necessary or appropriate to obtain codes and passwords
enabling the undersigned to make electronic filings with the SEC of reports required by Section
16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or any rule or
regulation promulgated by the SEC;

2.	execute for and on behalf of Grantor, in Grantor's capacity as an officer, director or
greater than ten percent shareholder of Aon plc (the "Company"), Forms 3, 4 and 5, including but not limited to any amendments thereto, in accordance with Section 16(a) of the Exchange Act, and the rules promulgated thereunder, which may be necessary or desirable as a result of
Grantor's ownership of or transaction in securities of the Company; and

3.	do and perform any and all acts for and on behalf of Grantor which may be necessary or
desirable to complete and execute any such Form 3, 4 or 5 or any amendments thereto, and timely file such form with the SEC and any other stock exchange or similar authority.

Grantor hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. Grantor acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of Grantor, are not assuming, nor is the Company assuming, any of Grantor's responsibilities to comply with Section
16 of the Exchange Act.

This Power of Attorney shall be effective on the date set forth below and shall continue in full force and effect until the date on which Grantor shall cease to be subject to Section 16 of the Exchange Act and the rules promulgated thereunder or until such earlier date on which written notification executed by Grantor is filed with the SEC expressly revoking this Power of Attorney.

IN WITNESS WHEREOF, Grantor has caused this Power of Attorney to be executed as of the date of 07-Dec-2020.


Signature:	/s/ Anthony R. Goland
		Anthony R. Goland